INDEX TO FINANCIAL STATEMENTS

Merrill Lynch Investment Managers Business:

Audited Combined Statements of Net Assets at December 30, 2005 and December 31, 2004 and Combined Statements of Earnings, Changes in Net Assets and Cash Flows for the Years Ended December 30, 2005, December 31, 2004 and December 26, 2003.

F-1

Unaudited Condensed Combined Statements of Net Assets at June 30, 2006 and July 1, 2005 and unaudited Condensed Combined Statements of Earnings, Changes in Net Assets and Cash Flows for the Three and Six Months Ended June 30, 2006 and the Three and Six Months Ended July 1, 2005.

F-23

BlackRock, Inc. Pro Forma:	F-35

Unaudited Pro Forma Condensed Combined Statement of Financial Condition as of June 30, 2006 and unaudited Pro Forma Condensed Combined Statement of Income for the Six Months Ended June 30, 2006.	F-36
Unaudited Pro Forma Condensed Combined Statement of Financial Condition as of December 31, 2005 and unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2005.	F-38
Notes to the unaudited Pro Forma Condensed Combined Financial Statements.	F-40

Exhibit 99.1

Merrill Lynch Investment Managers

Business Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Merrill Lynch & Co., Inc.

We have audited the accompanying combined statements of net assets of Merrill Lynch Investment Managers Business (“MLIM”) as of December 30, 2005 and December 31, 2004, and the related combined statements of earnings, changes in net assets, and cash flows for the three years in the period ended December 30, 2005. These financial statements are the responsibility of MLIM’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. MLIM is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of MLIM’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of Merrill Lynch Investment Managers Business at December 30, 2005 and December 31, 2004, and the combined results of their operations and their combined cash flows for each of the three years in the period ended December 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

October 6, 2006

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

COMBINED STATEMENTS OF EARNINGS

	Year Ended Last Friday in December
(dollars in millions)	2005 (52 weeks)	2004 (53 weeks)	2003 (52 weeks)
Revenues
Asset management and portfolio service fees	$1,573	$1,413	$1,233
Commissions	105	116	132
Other revenues (losses)	102	38	(9)
Net interest income	27	13	6

Total Net Revenues	1,807	1,580	1,362

Expenses
Compensation and benefits	763	662	626
Communications and technology	130	131	111
Brokerage, clearing, and exchange fees	102	120	137
Occupancy and related depreciation	48	49	53
Advertising and market development	69	53	43
Professional fees	26	40	32
Minority interest	18	12	(1)
Other	65	53	100

Total Expenses	1,221	1,120	1,101

Earnings Before Income Taxes	586	460	261
Income tax expense	195	170	89

Net Earnings	$391	$290	$172

See Notes to Combined Financial Statements.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

COMBINED STATEMENTS OF NET ASSETS

(dollars in millions)	Dec. 30, 2005	Dec. 31, 2004
Assets
Cash and cash equivalents	$293	$372
Investment securities	840	642
Receivables from affiliates	3,558	3,604
Customer receivables	856	400
Other receivables	949	1,078
Separate account assets	4,300	6,583
Equipment and facilities (net of accumulated depreciation and amortization of $239 million in 2005 and $285 million in 2004)	91	121
Goodwill and other intangible assets (net of accumulated amortization of $734 million in 2005 and $812 million in 2004)	4,424	4,873
Other assets	264	364

Total Assets	$15,575	$18,037

Liabilities
Customer payables	$484	$176
Payables to affiliates	3,740	3,700
Other payables	1,489	1,241
Minority interest	240	289
Separate account liabilities	4,300	6,583

Total Liabilities	10,253	11,989

Net Assets	$5,322	$6,048

See Notes to Combined Financial Statements.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

COMBINED STATEMENTS OF CHANGES IN NET ASSETS

(dollars in millions)	Net Assets
Net assets at December 28, 2002 (Unaudited)	$993
Net earnings	172
Dividends and distributions	(271)
Other comprehensive income	16
Change in ML & Co. asset and liability allocations	(391)

Net assets at December 26, 2003	519
Net earnings	290
Dividends and distributions	(585)
Capital contributions from Parent	5,412
Other comprehensive (loss)	(47)
Change in ML & Co. asset and liability allocations	459

Net assets at December 31, 2004	6,048
Net earnings	391
Dividends and distributions	(529)
Other comprehensive (loss)	(481)
Change in ML & Co. asset and liability allocations	(107)

Net assets at December 30, 2005	$5,322

See Notes to Combined Financial Statements.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended Last Friday in December
(dollars in millions)	2005	2004	2003
Cash Flows from Operating Activities
Net earnings	$391	$290	$172
Noncash items included in earnings:
Depreciation and amortization	8	11	15
Stock compensation expense	46	42	45
Deferred taxes	124	99	62
Other	8	1	(64)
Changes in operating assets and liabilities:
Customer and other receivables	(327)	(502)	204
Customer and other payables	296	33	99
Net receivables from/payable to affiliates, including ML & Co. asset and liability allocations	(21)	860	(301)
Other, net	164	(9)	42

Cash provided by operating activities	689	825	274

Cash Flows from Investing Activities
Proceeds from (payments for):
Sales of available-for-sale securities	114	165	68
Purchases of available-for-sale securities	(376)	(156)	(148)
Maturities of held-to-maturity securities	12	31	—
Purchases/(disposals) of equipment and facilities, net	22	(25)	175
Other investments and other assets	(11)	(213)	(86)

Cash used for investing activities	(239)	(198)	9

Cash Flows from Financing Activities
Proceeds from (payments for):
Net receivables from/payable to affiliates	—	(5,412)	—
Capital contributions from Parent	—	5,412	—
Dividends paid to Parent	(529)	(585)	(271)

Cash used for financing activities	(529)	(585)	(271)

Increase (Decrease) in Cash and Cash Equivalents	(79)	42	12
Cash and Cash Equivalents, beginning of year	372	330	318

Cash and Cash Equivalents, end of year	$293	$372	$330

Supplemental Disclosures
Cash paid for:
Income taxes	$12	$5	$4

See Notes to Combined Financial Statements.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 Summary of Significant Accounting Policies

Basis of Presentation

The accompanying Combined Financial Statements of Merrill Lynch Investment Managers Business represent the financial position, results of operations and cash flows of Merrill Lynch & Co., Inc.’s (“ML & Co.”) global investment management business (“MLIM”) which were previously presented as the MLIM Business segment in the ML & Co. consolidated financial statements.

The Combined Financial Statements have been prepared as if MLIM had been a stand-alone operation, although they are not necessarily representative of results had MLIM actually operated as a stand-alone operation. For mixed use or shared entities, that is entities that conduct businesses in multiple segments, the balances were derived using only those cost centers which are associated with the MLIM Business. The Combined Financial Statements reflect allocations of corporate asset, liability, revenue and account balances from ML & Co., which may be different from comparable amounts that would have been incurred had MLIM operated as a stand-alone business. Such allocations are reflected as the change in ML & Co. asset and liability allocations in the accompanying Combined Statements of Changes in Net Assets. The primary components of the net asset allocations are deferred taxes, certain customer receivable balances and the ML & Co. liquidity portfolio and its related funding liabilities. The majority of MLIM’s allocated revenues are related to corporate interest allocations, which are based on balance sheet and capital usage. Interest allocations are based on a Merrill Lynch internal funding model that treats ML & Co. Treasury as an internal bank. Business unit assets are presumed to be financed by Treasury, with interest expense being imputed on all funds borrowed, and business unit liabilities are presumed to be loaned to Treasury, with interest income imputed on all funds loaned to Treasury. The resulting net of these two amounts for MLIM is included in net interest income on the Combined Statements of Earnings. Allocations of corporate expenses that are not directly paid by or contracted for Merrill Lynch’s segments are made based on a blended allocation rate that was derived based on headcount, square footage and certain other criteria, including an estimate of time spent by corporate personnel on MLIM-related matters. Management of Merrill Lynch believes that the allocation methods used are reasonable and result in accurate financial statements for the MLIM segment.

The primary driver of the changes in ML & Co. asset and liability allocations as disclosed in the Combined Statements of Changes in Net Assets for 2003 is a decrease in allocated deferred tax assets. The change in such balance for 2004 is driven by increases in allocated deferred taxes and customer receivables. In 2005, customer receivable allocations decreased.

Management fees are recorded net of certain distribution fees of $260 million, $179 million and $117 million for 2005, 2004 and 2003, respectively, paid to third parties pursuant to distribution arrangements. Management fees are also recorded net of fee sharing arrangements MLIM has with affiliates. The fees paid to the affiliates under such arrangements were $307 million, $353 million and $358 million for 2005, 2004 and 2003, respectively.

The Combined Financial Statements are presented in U.S. dollars. The use of the term parent in these Combined Financial Statements is defined as the immediate parent company to the legal entity included in MLIM. Significant intercompany transactions and balances within MLIM have been eliminated.

Cash Flows

In 2004 MLIM received a capital contribution from its parent company. This capital primarily supports MLIM’s goodwill and replaced an intercompany loan that was previously used for that purpose. See Note 1 - Goodwill and Other Intangibles for further details on MLIM’s goodwill.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Description of the Business

MLIM offers a wide range of investment management capabilities to retail and institutional investors through proprietary and third-party distribution channels globally. Investment management capabilities include equity, fixed income, money market, index, enhanced index and alternative investments, which are offered through vehicles such as mutual funds, nonregistered investment management vehicles, privately managed accounts, and retail and institutional separate accounts.

MLIM’s clients include institutions, pension funds, high-net-worth individuals and retail investors. MLIM’s product distribution is managed through five channels: proprietary retail through ML & Co.’s Global Private Client Group (“GPC”); Americas non-proprietary retail; Americas institutional; EMEA Pacific third-party retail; and EMEA Pacific institutional. MLIM also distributes certain of its products through ML & Co.’s Global Markets and Investment Banking Group (“GMI”). MLIM maintains a significant sales and marketing presence both inside and outside the United States that is focused on acquiring and maintaining retail and institutional investment management relationships by marketing its services to institutional investors both directly and through pension consultants, and establishing third-party distribution relationships.

Use of Estimates

The Combined Financial Statements and accompanying footnotes are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), which may include industry practices. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

In presenting the Combined Financial Statements, management makes estimates regarding:

•	Valuations of assets and liabilities requiring fair value estimates including investment securities and private equity investments;

•	The outcome of litigation;

•	Allocations of corporate assets, liabilities, revenues and other account balances from ML & Co.;

•	The realization of deferred taxes and tax reserves;

•	Assumptions and cash flow projections used in determining whether variable interest entities (“VIEs”) should be consolidated;

•	The carrying amount of goodwill and other intangible assets;

•	Valuation of employee stock options; and

•	Other matters that affect the reported amounts and disclosure of contingencies in the financial statements.

Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the Combined Financial Statements, and it is possible that such changes could occur in the near term. A discussion of accounting policies significantly affected by the estimation process follows.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Investment Securities

MLIM follows the guidance prescribed by Statement of Financial Accounting Standards (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities, when accounting for investments in debt and publicly traded equity securities. MLIM classifies those debt securities that it has the intent and ability to hold to maturity as held-to-maturity securities, which are carried at cost unless a decline in value is deemed other-than-temporary, in which case the carrying value is reduced. Those securities that are bought and held principally for the purpose of selling them in the near term are classified as trading and marked to fair value through earnings. All other qualifying securities are classified as available-for-sale and are recorded at fair value with unrealized gains and losses reported in accumulated other comprehensive income (loss). Any unrealized losses deemed other-than-temporary are included in current period earnings and removed from accumulated other comprehensive income.

Investment securities classified as available-for-sale or held-to-maturity are reviewed quarterly for other-than-temporary impairment on a quarterly basis. The determination of other-than-temporary impairment will often depend on several factors, including the severity and duration of the decline in value of the investment securities and the financial condition of the issuer, and requires judgment. To the extent that MLIM has the ability and intent to hold the investments for a period of time sufficient for a forecasted market price recovery up to or beyond the cost of the investment, no impairment charge will be recognized.

Retained interests in collateralized obligation products are accounted for as available for sale securities in accordance with SFAS No. 115 and Emerging Issues Task Force 99-20 (“EITF 99-20”), Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets. Published market prices are used, if available, to value the retained interest. Where observable market prices are unavailable, MLIM generally estimates market value initially and periodically based on the present value of expected future cash flows using management’s best estimates of credit losses, prepayment rates, forward yield curves, and discount rates, commensurate with the risks involved. Retained interests held as available-for-sale are reviewed quarterly for other-than-temporary impairment.

Private equity investments that have defined exit strategies and are held for capital appreciation and/or current income are accounted for under the AICPA Accounting and Auditing Guide, Investment Companies (“Investment Company Guide”) and carried at fair value. Such investments are initially carried at original cost (which approximates fair market value) and are adjusted when changes in the underlying fair values are readily ascertainable, generally based on observable evidence. Observable evidence includes, but is not limited to, estimates of various factors, such as future cash flows and discount rates, relating to such investments.

Legal and Other Reserves

MLIM is a party in various actions, some of which involve claims for substantial amounts. Amounts are accrued for the financial resolution of claims that have either been asserted or are deemed probable of assertion if, in the opinion of management, it is both probable that a liability will be incurred and the amount of the liability can be reasonably estimated. In many cases, it is not possible to determine whether a liability has been incurred or to estimate the ultimate or minimum amount of that liability until years after the litigation has been commenced, in which case no accrual is made until that time. Accruals are subject to significant estimation by management with input from outside counsel.

Allocations from ML & Co.

The Combined Financial Statements reflect allocations of corporate asset, liability, revenue and account balances from ML & Co., which may be different from comparable amounts that would have been incurred had MLIM operated as a stand alone entity.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Income Taxes

Deferred tax assets and liabilities are recorded for the effects of temporary differences between the tax basis of an asset or liability and its reported amount in the Combined Financial Statements. MLIM assesses its ability to realize deferred tax assets primarily based on the earnings history and future earnings potential of the legal entities through which the deferred tax assets will be realized as discussed in SFAS No. 109, Accounting for Income Taxes.

Variable Interest Entities

In the normal course of business, MLIM enters into a variety of transactions with VIEs. The applicable accounting guidance requires MLIM to perform a qualitative and/or quantitative analysis of a VIE to determine whether it is the primary beneficiary of the VIE and therefore must consolidate the VIE. In performing this analysis, MLIM makes assumptions regarding future performance of assets held by the VIE, taking into account estimates of credit risk, estimates of the fair value of assets, timing of cash flows, and other significant factors. Although a VIE’s actual results may differ from projected outcomes, unless certain events as required under FIN 46R have occurred, a revised consolidation analysis is not required.

Impairment of Goodwill and Other Intangibles

SFAS No. 142, Goodwill and Other Intangible Assets, requires ML & Co. to make certain subjective and complex judgments, including assumptions and estimates used to determine the fair value of its reporting units. The majority of MLIM’s goodwill is related to the 1997 purchase of the Mercury Asset Management Group. The fair value of the MLIM segment is measured based on a discounted expected future cash flows approach. The estimates used in preparing these cash flows are based upon historical experience, current knowledge, and available external information about future trends.

Employee Stock Options

The fair value of stock options is estimated as of the grant date based on a Black-Scholes option pricing model. The Black-Scholes model takes into account the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends, and the risk-free interest rate for the expected term of the option. Judgment is required in determining certain of the inputs to the model. The expected life of the option is based on an analysis of historical employee exercise behavior. The expected volatility is based on ML&Co.’s historical monthly stock price volatility for the same number of months as the expected life of the option. The fair value of the option estimated at grant date is not adjusted for subsequent changes in assumptions.

Revenue Recognition

Asset management and portfolio service fees consist of:

•	Management fees, which represent a percentage of client assets under management, and are accrued ratably over the service period;

•	Account fees, which generally represent a fixed annual charge and are recognized ratably over the period in which services are provided; and

•	Performance fees, which are earned if investment performance exceeds predetermined levels, and are generally accrued based on performance to date. As the period for which performance is measured under the underlying advisory contract may extend between reporting periods, these accruals are subject to reversal pending future performance.

Commissions revenues includes commissions, mutual fund distribution fees and contingent deferred sale charge revenues, which are all accrued as earned. Commissions revenues also includes mutual fund redemption fees, which are recognized at the time of redemption.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

MLIM is required to pay brokers an upfront fee for the sale of mutual funds in an amount equal to 4% for B shares and 1% for C shares. MLIM defers this charge to the Combined Statements of Net Assets and amortizes the cost over the required holding period of six years for “B” shares and one year for “C” shares. This cost is recouped by MLIM, the financing agent, through distribution fees charged to the funds annually as well as any contingent deferred sales charges (“CDSC”) paid by clients who redeem their shares prior to the expiration of the required holding period. When a client redeems prior to the expiration of the holding period, the outstanding deferred asset is charged to expense immediately (as a CDSC is received from the client).

The net earnings to MLIM for financing the upfront commission to the broker for the sale of B and C shares was $28 million, $28 million, and $19 million in 2005, 2004, and 2003, respectively. The 2005 amount represents $66 million of distribution fees recorded in commission revenue, offset by $38 million of amortization of the deferred charge recorded in Brokerage, clearing and exchange fees. In 2004 these amounts were $83 million and $55 million, respectively. In 2003 these amounts were $95 million and $76 million, respectively.

Combined Statements of Net Assets Captions

The following are descriptions of specific Combined Statements of Net Assets captions.

Cash and Cash Equivalents

MLIM defines cash equivalents as short-term, highly liquid securities, federal funds sold, and interest-earning deposits with maturities, when purchased, of 90 days or less, that are not used for trading purposes.

Investment Securities

Investment securities consist of marketable investment securities and other investments.

Marketable Investment Securities

MLIM holds debt and publicly traded equity securities which are classified as available-for-sale and reported at fair value. Unrealized gains or losses on these securities are reported in accumulated other comprehensive income (loss), a component of net assets.

Debt securities that MLIM has the positive intent and ability to hold to maturity are classified as held-to-maturity. These investments are recorded at amortized cost unless a decline in value is deemed other-than-temporary, in which case the carrying value is reduced. The amortization of premiums or accretion of discounts and any unrealized losses deemed other-than-temporary are included in current period earnings.

Debt and publicly traded equity securities purchased principally for the purpose of resale in the near term are classified as trading investments and are reported at fair value. Unrealized gains or losses on these investments are included in current period earnings.

Realized gains and losses on all investment securities are included in current period earnings. For purposes of computing realized gains and losses, the cost basis of each investment sold is generally based on the average cost method.

Other Investments

Other investments primarily consist of private equity investments. Such investments are generally held at fair value or under the equity method depending on the ability to exercise significant influence. Investments are initially carried at original cost and are adjusted through earnings when changes in the underlying fair values are readily ascertainable, generally based on observable evidence.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Customer Receivables and Payables

Customer securities transactions are recorded on a trade date basis. Customer receivables primarily include commissions revenue receivables from customers and receivables earned from asset management and unit trust dealing activities. Customer payables include amounts due on cash and margin transactions, including futures contracts transacted on behalf of customers. Securities owned by customers, including those that collateralize margin or other similar transactions, are not reflected on the Combined Statements of Net Assets.

Other Receivables and Payables

Other receivables primarily consist of deferred income tax benefits. Other payables include amounts payable for employee compensation and benefits, income taxes, minority interest, dividends, and other reserves.

Separate Account Assets and Liabilities

MLIM maintains separate accounts representing segregated funds held for purposes of funding individual and group pension contracts. The separate account assets are not subject to general claims of the creditors of MLIM. These accounts and the related liabilities are recorded as separate account assets and separate account liabilities on the Combined Statements of Net Assets.

The net investment income and net realized and unrealized gains and losses attributable to separate account assets supporting individual and group pension contracts accrue directly to the contract owner and are not reported as revenue in the Combined Statements of Earnings. Policy administration and management charges associated with separate account products are included in asset management fees in the Combined Statements of Earnings.

Equipment and Facilities

Equipment and facilities consist primarily of technology hardware and software, leasehold improvements, and owned facilities. Equipment and facilities are reported at historical cost, net of accumulated depreciation and amortization, except for land, which is reported at historical cost.

Depreciation and amortization are computed using the straight-line method. Equipment is depreciated over its estimated useful life, while leasehold improvements are amortized over the lesser of the improvement’s estimated economic useful life or the term of the lease. Maintenance and repair costs are expensed as incurred.

Included in the occupancy and related depreciation expense category was depreciation and amortization of $5 million, $6 million, and $7 million in 2005, 2004, and 2003, respectively. Depreciation and amortization recognized in the communications and technology expense category was $3 million, $5 million, and $8 million in 2005, 2004, and 2003, respectively.

Qualifying costs incurred in the development of internal-use software are capitalized when costs exceed $5 million and are amortized over the useful life of the developed software, generally over a period not exceeding three years.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Goodwill and Other Intangibles

In accordance with SFAS No. 142, goodwill and indefinite-lived intangible assets are tested annually (or more frequently under certain conditions) for impairment. Other intangible assets are amortized over their useful lives.

As of December 30, 2005, goodwill and other intangible assets of $4,424 million was comprised of net goodwill of $4,365 million and net intangible assets of $59 million (net of accumulated amortization of $2.9 million as of December 30, 2005). Intangible assets are amortized over a seven year period. The net intangible assets, representing customer relationships, result from MLIM’s acquisition of Philips’ pension business in September 2005 for $81 million, of which $62 million represents intangible assets. Such acquisition was accounted for as a purchase under SFAS No. 141, Business Combinations.

As of December 31, 2004, MLIM’s net goodwill was $4,873 million and there were no intangible assets.

MLIM has reviewed the carrying value of its goodwill in accordance with SFAS No. 142 and determined that the fair value of the reporting units to which goodwill relates exceeded the carrying value of such reporting units. Accordingly, no goodwill impairment loss has been recognized.

Other Assets

Other assets includes prepaid pension expense related to plan contributions in excess of obligations, other prepaid expenses, and other deferred charges.

Stock-Based Compensation

As a business segment of ML & Co., MLIM accounts for stock-based compensation in accordance with the fair value method in SFAS No. 123, Accounting for Stock-Based Compensation. Under the fair value recognition provisions of SFAS No. 123, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the vesting period. See Note 9 to the Combined Financial Statements for additional disclosures related to stock-based compensation.

Income Taxes

MLIM is included in the consolidated U.S. federal income tax return and certain combined and unitary state tax returns of ML & Co. The accompanying combined financial statements reflect federal income taxes approximating the separate company method, and state and local tax expense based on a consolidated ML & Co. composite state tax rate.

MLIM provides for income taxes on all transactions that have been recognized in the Combined Financial Statements in accordance with SFAS No. 109. Accordingly, deferred taxes are adjusted to reflect the tax rates at which future taxable amounts will likely be settled or realized. The effects of tax rate changes on future deferred tax liabilities and deferred tax assets, as well as other changes in income tax laws, are recognized in net earnings in the period during which such changes are enacted. Deferred tax assets and liabilities are included in other receivables and other payables, respectively, on the Combined Statements of Net Assets. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. See Note 10 to the Combined Financial Statements for further information.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

New Accounting Pronouncements

In November 2005, the FASB issued FSP 115-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, which in conjunction with the Emerging Issues Task Force (“EITF”) 03-1 resulted in additional disclosures for securities in an unrealized loss position effective for year-end 2003. MLIM implemented the disclosure requirements of EITF 03-1 in its December 26, 2003 Combined Financial Statements. The adoption of this guidance did not have a material impact on the Combined Financial Statements.

In June 2005, the FASB ratified the consensus reached by the EITF on Issue 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (“EITF 04-5”). EITF 04-5 presumes that a general partner controls a limited partnership, and should therefore consolidate a limited partnership, unless the limited partners have the substantive ability to remove the general partner without cause based on a simple majority vote or can otherwise dissolve the limited partnership, or unless the limited partners have substantive participating rights over decision making. The guidance in EITF 04-5 was effective immediately for all new limited partnership agreements and any limited partnership agreements that are modified. The guidance is effective for existing partnership agreements for financial reporting periods beginning after December 15, 2005 and may be reported as either a cumulative effect of a change in accounting principle or via retroactive restatement. The adoption of this guidance is not expected to have a material impact on the Combined Financial Statements.

On December 16, 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, a revision of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123R”). In April 2005, the Securities and Exchange Commission (“SEC”) delayed the effective date for SFAS No. 123R until the first fiscal year beginning after June 15, 2005. As a result of the SEC ruling, MLIM adopted the provisions of SFAS No. 123R in the first quarter of 2006 (MLIM adopted the provisions of SFAS No. 123 in the first quarter of 2004). Under emerging guidance on SFAS No. 123R, MLIM is now required to recognize the total expense for stock-based compensation awards granted to retirement-eligible employees by the date of grant rather than over the applicable non-compete period. Thus, the total expense for the stock-based compensation awards for the 2005 performance year granted to retirement-eligible employees in January 2006 is being recognized in the first quarter of 2006. In addition, beginning with performance year 2006, for which ML & Co. expects to grant stock awards in early 2007, MLIM will accrue the expense for future awards granted to retirement eligible-employees over the award performance year instead of recognizing the entire expense related to the grant on the grant date. Furthermore, effective March 31, 2006, the terms of most outstanding stock awards previously granted to employees, including certain executive officers, were modified by ML & Co. to permit employees to be immediately eligible for retirement with respect to those earlier awards. Under SFAS No. 123R, this modification requires MLIM to record additional one-time compensation expense in the first quarter of 2006 for the remaining unamortized amount of all awards to employees who had not previously been retirement-eligible under the original provisions of the awards. The combined adoption of SFAS No. 123R and the policy modifications to previous awards resulted in a one-time, non-cash expenses of approximately $109 million pre-tax ($66 million after-tax) in the first quarter of 2006. See Note 9 to the Combined Financial Statements for further information on share-based compensation arrangements.

NOTE 2 Related Party Transactions

MLIM engages in transactions with its subsidiaries that are characteristic of a combined group under common control. MLIM has related party balances with ML & Co. and certain of its subsidiaries and affiliates arising from excess cash balances held at ML & Co., and accounts receivable and payable relating to charges for operational support. In addition, ML & Co. and certain of its subsidiaries provide accounting services, payroll, internal auditing, benefit management and administration, property management and information technology services to MLIM. Amounts charged for operational support represent an allocation of costs. Such charges amounted to $15 million, $12 million, and $16 million for 2005, 2004, and 2003, respectively.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

NOTE 3 Investment Securities

Investment securities on the Combined Statements of Net Assets include SFAS No. 115 investments, which consist of debt securities, including debt held for investment and liquidity and collateral management purposes that are classified as available-for-sale, debt securities held for trading purposes, and debt securities that MLIM intends to hold until maturity; marketable equity securities, which are generally classified as available-for-sale; and non-qualifying investments that do not fall within the scope of SFAS No. 115.

Investment securities accounted for under SFAS No. 115 are classified as available-for-sale, held-to-maturity, or trading as described in Note 1 to the Combined Financial Statements. Non-qualifying investments consist principally of private equity investments, including investments in partnerships and joint ventures, which are generally held at fair value or under the equity method depending on the ability to exercise significant influence.

Fair value for non-qualifying investments is estimated using a number of methods, including earnings multiples, discounted cash flow analyses, and review of underlying financial conditions and other market factors. These instruments may be subject to restrictions (e.g., if the sale requires consent of other investors to sell) that may limit MLIM’s ability to currently realize the estimated fair value. Accordingly, MLIM’s current estimate of fair value and the ultimate realization for these instruments may differ. The fair value of non-qualifying investment securities approximated the carrying amounts at year-end 2005.

Investment securities reported on the Combined Statements of Net Assets at December 30, 2005 and December 31, 2004 are as follows:

(dollars in millions)	2005	2004
Investment securities
Available-for-sale	$226	$191
Trading	63	—
Held-to-maturity	1	13
Non-qualifying	550	438

Total	$840	$642

Information regarding investment securities subject to SFAS No. 115 is as follows:

	December 30, 2005				December 31, 2004
(dollars in millions)	Cost/ Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	Cost/ Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-Sale
Equity securities	$220	$7	$(1)	$226	$185	$8	$(2)	$191

Held-to-Maturity
Municipals	$1	$—	$—	$1	$1	$—	$—	$1
Corporate Debt	$—	$—	$—	$—	$12	$—	$—	$12

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

The following table presents fair value and unrealized losses for available-for-sale securities, aggregated by the length of time that the individual securities have been in a continuous unrealized loss position at December 30, 2005 and December 31, 2004.

(dollars in millions)	Less than 1 Year		More than 1 Year		Total
Asset category	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
December 30, 2005
Equity securities	$44	$—	$2	$(1)	$46	$(1)
December 31, 2004
Equity securities	$8	$(2)	$—	$—	$8	$(2)

The proceeds and gross realized gains (losses) from the sale of available-for-sale investments are as follows:

(dollars in millions)	2005	2004	2003
Proceeds	$114	$165	$68
Gross realized gains	11	—	—
Gross realized losses	(7)	(3)	—

NOTE 4 Variable Interest Entities

In January 2003, the Financial Accounting Standards Board (“FASB”) issued Financial Interpretation (“FIN”) 46, which provides additional guidance on the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, for enterprises that have interests in entities that meet the definition of a VIE, and on December 24, 2003, the FASB issued FIN 46R. FIN 46R requires that an entity shall consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the VIE’s expected losses, receive a majority of the VIE’s expected residual returns, or both.

For the purpose of determining whether MLIM has a variable interest in a VIE, MLIM generally employs a cash flow approach. Under a cash flow approach, the determination as to whether an interest is a variable interest is based on whether the interest absorbs variability in the cash flows of the VIE.

MLIM has entered into transactions with a number of VIEs in which it is the primary beneficiary and therefore must consolidate the VIEs. MLIM is the sponsor, guarantor, derivative counterparty, or liquidity and credit facility provider to certain mutual funds, investment entities, and conduits. Some of these funds provide a guaranteed return to investors at the maturity of the VIE. This guarantee may include a guarantee of the return of an initial investment or of the initial investment plus an agreed upon return depending on the terms of the VIE. Investors in certain of these VIEs have recourse to ML & Co to the extent that the value of the assets held by the VIEs at maturity is less than the guaranteed amount.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

The following tables summarize MLIM’s involvement with the VIEs described above as of December 30, 2005 and December 31, 2004. MLIM is the sponsor and guarantor of VIEs that provide a guarantee of principal to beneficial interest holders, thereby limiting investors’ losses generated from the assets. The guarantee is scheduled to come to term at various points on or before February 28, 2007. Investors in these VIEs have recourse to MLIM to the extent that the value of the assets held by the VIE’s at maturity is less than the investors’ initial investment.

(dollars in millions)	Primary Beneficiary
Description	Total Asset Size(1)	Net Asset Size(2)	Recourse to ML & Co.(3)
December 30, 2005
Guaranteed and Other Funds	$163	$18	$151
December 31, 2004
Guaranteed and Other Funds	229	61	214

(1)	This column reflects the total size of the assets held in the VIE’s.
(2)	This column reflects the size of the assets held in the VIE after accounting for intercompany eliminations and any statement of net assets netting of assets and liabilities as permitted by FIN 39.
(3)	This column reflects the extent, if any, investors have recourse to ML & Co. beyond the assets held in the VIE’s.

NOTE 5 Separate Account Assets and Liabilities

Separate account assets and liabilities reported on the Combined Statements of Net Assets at December 30, 2005 and December 31, 2004 are as follows:

(dollars in millions)	2005	2004
Separate Account Assets and Liabilities
Equity securities	$3,188	$5,107
Mutual funds	629	633
Debt securities	432	648
Other	51	195

Total	$4,300	$6,583

NOTE 6 Comprehensive Income (Loss)

Comprehensive income (loss) represents the sum of net earnings and other changes in net assets from non-owner sources. For 2005, 2004, and 2003, MLIM’s comprehensive income (loss) is as follows:

	Year Ended Last Friday in December
(dollars in millions)	2005	2004	2003
Net Earnings	$391	$290	$172

Other Comprehensive Income (Loss)
Foreign currency translation adjustment, net of tax	(476)	(47)	(24)
Net unrealized gains (losses) on investment securities available-for-sale, net of tax	(2)	(2)	41
Minimum pension liability, net of tax	(3)	2	(1)

Total Other Comprehensive Income (Loss)	(481)	(47)	16

Comprehensive Income (Loss)	$(90)	$243	$188

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

NOTE 7 Commitments and Contingencies

Litigation

MLIM has been named as a defendant in various legal actions, including arbitrations, class actions, and other litigation arising in connection with its activities as a global diversified financial services institution. The general decline of equity securities prices between 2000 and 2003 resulted in increased legal actions against many firms, including MLIM.

Some of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. In some cases, the issuers that would otherwise be the primary defendants in such cases are bankrupt or otherwise in financial distress. MLIM is also involved in investigations and/or proceedings by governmental agencies and self-regulatory organizations. The number of these investigations has also increased in recent years with regard to many industry participants, including MLIM.

MLIM believes it has strong defenses to, and where appropriate, will vigorously contest, many of these matters. Given the number of these matters, some are likely to result in adverse judgments, penalties, injunctions, fines, or other relief. MLIM may explore potential settlements before a case is taken through trial because of the uncertainty and risks inherent in the litigation process. In accordance with SFAS No. 5, MLIM will accrue a liability when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. In many lawsuits and arbitrations, including almost all of the class action lawsuits, it is not possible to determine whether a liability has been incurred or to estimate the ultimate or minimum amount of that liability until the case is close to resolution, in which case no accrual is made until that time. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases in which claimants seek substantial or indeterminate damages, MLIM cannot predict what the eventual loss or range of loss related to such matters will be. MLIM continues to assess these cases and believes, based on information available to it, that the resolution of these matters will not have a material adverse effect on the financial condition of MLIM as set forth in the Combined Financial Statements, but may be material to MLIM’s operating results or cash flows for any particular period.

Commitments

At December 30, 2005, MLIM’s commitments had the following expirations:

	Commitment Expiration
(dollars in millions)	Total	Less than 1 year	1 to 3 years	3 to 5 years	Over 5 years
Purchasing and other commitments	$327	$141	$35	$35	$116

In conjunction with a private equity program, MLIM provides a warehouse facility up to $500 million. The initial investments acquired by MLIM will be held at cost and transferred to this private equity program at cost plus 2% over the London Interbank Offered Rate. Pursuant to this arrangement, MLIM had commitments to purchase partnership interests of approximately $319 million and $81 million at December 30, 2005 and December 31, 2004, respectively.

MLIM also entered into agreements with providers of market data, communications, systems consulting and other office-related services. At December 30, 2005 the minimum fee commitments over the remaining life of these agreements is $8 million.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

NOTE 8 Employee Benefit Plans

MLIM provides retirement and other postemployment benefits to its employees worldwide through defined contribution and defined benefit pension plans and other postretirement benefit plans sponsored by ML & Co. These plans vary based on the country and local practices. ML & Co. reserves the right to amend or terminate these plans at any time.

Defined Contribution Pension Plans and Defined Benefit Pension Plans

MLIM provides retirement benefits to employees under certain defined contribution pension plans sponsored by ML & Co. The U.S. defined contribution pension plans consist of the Retirement Accumulation Plan (“RAP”), the Employee Stock Ownership Plan (“ESOP”), and the 401(k) Savings & Investment Plan (“401(k)”). The RAP and ESOP cover substantially all U.S. employees who have met the service requirement. There is no service requirement for employee deferrals in the 401(k). However, there is a service requirement for an employee to receive corporate contributions in the 401(k). In addition, employees of certain non-U.S. subsidiaries included in MLIM participate in various local defined contribution pension plans.

MLIM also provides retirement benefits to employees under certain defined benefit pension plans sponsored by ML & Co. ML & Co. has purchased a group annuity contract that guarantees the payment of benefits vested under a U.S. defined benefit pension plan that was terminated in accordance with the applicable provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). MLIM also maintains supplemental defined benefit pension plans for certain U.S. employees. As of December 30, 2005, none of these supplemental defined benefit pension plans had been funded.

Employees of certain non-U.S. subsidiaries included in MLIM participate in various local defined benefit pension plans. These plans provide benefits that are generally based on years of credited service and a percentage of the employee’s eligible compensation during the final years of employment. ML & Co.’s funding policy has been to contribute annually the amount necessary to satisfy local funding standards.

In 2005, 2004, and 2003, ML & Co. allocated $24 million, $18 million, and $14 million, respectively, of pension expense to MLIM.

Postretirement Benefits Other Than Pensions

MLIM provides health insurance benefits to retired employees under a plan sponsored by ML & Co. that covers substantially all U.S. employees who have met age and service requirements. The health care coverage is contributory, with certain retiree contributions adjusted periodically. MLIM and ML & Co. fund this plan as claims and premiums are incurred. Full-time employees of MLIM become eligible for these benefits upon attainment of age 55 and completion of ten years of service. ML & Co. also sponsors similar plans that provide health care benefits to retired employees of certain non-U.S. subsidiaries of MLIM. As of December 30, 2005, none of these plans had been funded.

Postretirement benefit expense attributed to MLIM in 2005, 2004, and 2003 was approximately $3 million in each year.

Postemployment Benefits

MLIM provides certain postemployment benefits for employees on extended leave due to injury or illness and for terminated employees. Employees who are disabled due to non-work-related illness or injury are entitled to disability income, medical coverage, and life insurance. MLIM also provides severance benefits to terminated employees. In addition, MLIM is mandated by U.S. state and federal regulations to provide certain other postemployment benefits. ML & Co. funds these benefits through a combination of self-insured and insured plans.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Total postemployment benefit expense, which primarily represents severance costs allocated to MLIM by ML & Co., was approximately $13 million, $18 million, and $14 million for 2005, 2004, and 2003, respectively.

Severance benefits may be provided to terminated employees under the terms of a severance pay plan. Although all full-time employees are eligible for severance benefits, no additional amounts were accrued as of December 30, 2005, since future severance costs are not estimable.

NOTE 9 Employee Incentive Plans

MLIM participates in several employee compensation plans sponsored by ML & Co. which provides eligible employees with stock and options to purchase shares. These plans include the Long-Term Incentive Compensation Plans (“LTICP”), the Employee Stock Compensation Plan (“ESCP”), the Equity Capital Accumulation Plan (“ECAP”), and the Employee Stock Purchase Plan (“ESPP”).

LTICP, ESCP and ECAP—LTICP, ESCP and ECAP provide for grants of equity and equity-related instruments of ML & Co. to certain key employees of MLIM. The costs associated with these plans are allocated to MLIM by ML & Co. Compensation and benefits expense included $46 million, $42 million, and $45 million in 2005, 2004, and 2003, respectively, related to LTICP, ESCP and ECAP.

ESPP—The ESPP, which is approved by ML & Co.’s shareholders, allows eligible employees to invest from 1% to 10% of their eligible compensation to purchase ML & Co.’s common stock, subject to legal limits. For 2005 the maximum annual purchase was $23,750. Prior to 2005, the maximum annual purchase was $21,250. Beginning January 15, 2005, purchases were made at a discount equal to 5% of the average high and low market price on the relevant investment date. Purchases for the 2004 plan year were made without a discount. Prior to the 2004 plan year purchases were made with a discount generally equal to 15% of the average high and low market price on the relevant investment date.

Other Compensation Arrangements—MLIM participates in ML & Co.-sponsored deferred compensation plans in which employees who meet certain minimum compensation threshold may participate on either a voluntary or mandatory basis. Contributions to the plans are made on a tax-deferred basis by participants. Participants’ returns on these contributions may be indexed to various Merrill Lynch mutual funds and other funds including certain ML & Co.-sponsored investment vehicles that qualify as employee securities companies. MLIM also participates in several ML & Co.-sponsored, cash-based employee award programs, under which certain employees are eligible to receive future cash compensation, generally upon fulfillment of the service and vesting criteria for the particular program. MLIM actively structures and manages compensation plans for some of its portfolio managers and sales individuals that are defined by a specific calculation (“formulaic plans”). These plans pertain to certain businesses within MLIM, including Portfolio Managers, Private Investor Managers and Wholesalers.

Private Investor Managers—The current plan applies to approximately 50 individuals with portfolio management and/or regional management responsibility. Oversight and participant inclusion is determined by the Private Investor business head and senior management. The formulaic plan is calculated based on a defined percentage of annualized revenues for all Private Investor and Trust accounts for an annual period ending on September 30 of each calendar year.

Wholesalers—MLIM utilizes several commission plans to compensate its internal and external wholesaling teams. These plans are designed to provide incentive to maximize sales efforts. Some of the plans are composed of three components of compensation which include a fixed salary, monthly or quarterly commissions and a year-end bonus. Other plans are entirely variable and include only commissions and year-end bonuses. Year-end bonuses are funded entirely by the commissions paid during the year and are awarded to plan participants based upon their performance against pre-established objectives.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Growth Enhancement Plan—Such plan is a compensation program for highly productive investment teams to supplement current incentive compensation plans. Teams that generate direct margins in excess of targeted levels are eligible to receive awards under the plan. Only those employees who are dedicated to investment teams are eligible to participate.

NOTE 10 Income Taxes

MLIM is included in the consolidated U.S. federal income tax return and certain combined and unitary state tax returns of ML & Co. The accompanying combined financial statements reflect federal income taxes approximating the separate company method, and state and local tax expense based on a consolidated ML & Co. composite state tax rate, which is used as an estimate of the stand-alone state tax rate.

MLIM’s income tax provisions (benefits) on earnings consisted of:

(dollars in millions)	2005	2004	2003
U.S. federal
Current	$44	$43	$(9)
Deferred	74	102	135
U.S. state and local
Current	12	10	(2)
Deferred	18	16	16
Non-U.S.
Current	15	18	38
Deferred	32	(19)	(89)

Total	$195	$170	$89

MLIM’s corporate statutory U.S. federal tax rate was 35% for the three years presented. A reconciliation of statutory U.S. federal income taxes to MLIM’s income tax provisions for earnings follows:

(dollars in millions)	2005	2004	2003
U.S. federal income tax at statutory rate	$205	$161	$91
U.S. state and local income taxes, net	19	17	9
Non-U.S. operations	(29)	(9)	(12)
Other	—	1	1

Income tax expense	$195	$170	$89

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Deferred income taxes are provided for the effects of temporary differences between the tax basis of an asset or liability and its reported amount in the Combined Statements of Net Assets. These temporary differences result in taxable or deductible amounts in future years. Details of MLIM’s deferred tax assets and liabilities follow:

(dollars in millions)	2005	2004	2003
Deferred tax assets
Equity compensation (restricted stock and options)	$73	$71	$72
Deferred interest	159	175	156
Net operating loss carryforwards	22	71	68
Other	69	70	58

Gross deferred tax assets	323	387	354
Valuation allowances	(3)	—	(7)

Total deferred tax assets	320	387	347

Deferred tax liabilities
Goodwill	(525)	(410)	(296)
Deferred credits	(172)	(200)	(191)

Total deferred tax liabilities	(697)	(610)	(487)

Net deferred tax liabilities	$(377)	$(223)	$(140)

At December 30, 2005, MLIM had net operating loss carryforwards of $72 million in the United Kingdom.

Cumulative undistributed earnings of non-U.S. subsidiaries were approximately $347 million at December 30, 2005. No deferred U.S. federal income taxes have been provided for the undistributed earnings to the extent that they are permanently reinvested in MLIM’s non-U.S. operations. It is not practical to determine the amount of additional tax that may be payable in the event these earnings are repatriated.

NOTE 11 Subsequent Event

On February 15, 2006, ML & Co. announced that it had signed a definitive agreement under which it will transfer its MLIM investment management business to BlackRock in exchange for up to a 49.8% financial interest in the combined firm, including a 45% voting interest. On September 29, 2006, that transfer was completed.

NOTE 12 Changes to Correct Previously Published Financial Statements

Subsequent to the issuance of MLIM’s December 30, 2005 financial statements, MLIM determined that certain investments in consolidated subsidiaries balances were not properly eliminated. As a result, the Combined Statements of Net Assets have been corrected to eliminate such balances from Other Assets and Total Assets with a corresponding reduction in Net Assets of $212 million at December 30, 2005 and $301 million at December 31, 2004. Related changes have also been made to the Combined Statements of Changes in Net Assets and the Combined Statements of Cash Flows. The correction had no effect on previously reported combined earnings or on Net Assets as of the beginning of the earliest period presented. In addition, certain amounts related to individual components of changes in operating assets and liabilities, all within cash provided by operating activities, have been reclassified for each of the three years presented. Total cash from operating activities was not affected.